                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Steve Moore               Darby Dye                  Manfred Mueller
Chief Financial Officer   Investor Relations - US    Investor Relations - Europe
510 360 2300              510 360 2302               +49 89 9595 5140
smoore@scmmicro.com       ddye@scmmicro.com          mmueller@scmmicro.de

                 SCM MICROSYSTEMS REPORTS THIRD QUARTER RESULTS

FREMONT, CA - OCTOBER 29, 2003 - SCM Microsystems, Inc. (Nasdaq: SCMM, Prime
Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for the third quarter ended September 30, 2003.

      Third quarter financial performance reflects continuing operations for the Company's Security business only, as SCM sold its consumer digital media and video business during the quarter. SCM's continuing Security business is focused on enabling secure access to digital content and services through the digital television and PC platforms. Financial results for the digital media and video business are being treated as discontinued operations.

      Revenues from continuing operations in the third quarter of 2003 were $15.9 million, down 15% compared with revenues of $18.7 million in the third quarter of 2002. By product segment, third quarter 2003 revenues included $8.1 million from sales of Digital TV security modules, $5.1 million from sales of smart card readers and other products for PC and network security, and $2.7 million from sales of flash media reader technology. Please see attached tables for historical and year to date segment revenues. Gross margin from continuing operations in the third quarter of 2003 was 42%.

      Operating expenses for continuing operations for SCM's Security business in the third quarter of 2003, as reported in accordance with GAAP, were $7.4 million. This figure includes amortization of intangibles of $0.3 million and a $0.6 million credit for restructuring costs related to the Company's continuing Security business. Operating loss for the quarter was $(0.8) million, compared with operating loss of $(1.8) million in the year ago quarter.

      Net income from continuing operations for SCM's Security business for the third quarter of 2003, as reported in accordance with GAAP, was $1.1 million, or $0.07 per share, compared with net loss of $(6.3) million, or $(0.40) per share in the third quarter of 2002. The third quarter 2003 figure included a net tax benefit of $1.5 million arising primarily from a tax refund received in the U.S.

      Loss from discontinued operations for SCM's consumer digital media and video business was $(10.0) million in the third quarter of 2003, and included $(5.9) million of loss on sale of discontinued operations and $(4.1) million of operational loss for the business in the third quarter.

Business Highlights

      Business highlights of the third quarter include:

- Strategic agreement with CANAL+ TECHNOLOGIES to sell and license the company's MEDIAGUARD digital TV conditional access software for use with SCM's security modules;

- SCM's selection by CanalDigitaal, a Dutch pay-TV operator, to provide removable security modules based on CANAL+TECHNOLOGIES' MEDIAGUARD system;

- Demonstration, with Samsung, of the OpenCable DOCSIS(R) Set-Top Gateway, the first consumer system to satisfy two-way communications criteria for the Korean digital cable TV market; and

- Qualification of SCM's OpenCable(TM) CableCard(TM) module using NDS' VideoGuard(TM) conditional access.

Nine-Month Results

      For the nine months ended September 30, 2003, revenues from continuing operations for the Company's Security business were $53.9 million, down 19% compared with revenues of $66.3 million for the first nine months of 2002. Net loss from continuing operation for the nine-month period, as reported in accordance with GAAP, was $(3.8) million, or $(0.25) per share, compared with net loss of $(3.6) million, or $(0.23) per share for the first nine months of 2002.

      "SCM continues to make progress against our strategic goals, despite a challenging economic and market environment," said Robert Schneider, chief executive officer of SCM Microsystems. "We have maintained a leading position across our markets, as measured by key industry relationships and market share. Our technology position remains strong, with new product development well underway to address our customers' needs. And we have successfully divested our consumer digital media and video operations, freeing us to focus on our core Security business."

GUIDANCE

      For the fourth quarter of 2003, management estimates that revenues from its continuing Security business will be in the range of $14 million to $17 million, reflecting continued economic pressure in Europe and the U.S. and a lack of visibility into the timing of known digital security projects in the U.S. and Europe. Gross margin is expected to be between 39% and 42%. Within this range of revenue and gross margin, SCM expects to record an operating loss for its continuing Security business in the fourth quarter.

      For fiscal 2004, the Company expects first quarter revenues to increase modestly over fourth quarter 2003 levels, and that further increases will take place in the second quarter of 2004. Based on new projects being planned by its digital TV and PC Security customers, SCM management believes 2004 revenues will grow over 2003 levels.

      Over the next two quarters, the Company expects to receive more than $20 million in cash proceeds from the sale of Pinnacle Systems stock and future cash payments received in exchange for the Company's consumer digital media and video business.

CONFERENCE CALL

      SCM will hold a conference call and webcast on October 29, 2003 at 8:30 AM Eastern Time to discuss the results of its third quarter. The webcast can be accessed at through the Company's investor relations site at www.scmmicro.com/ir_en/index.html.

ABOUT SCM MICROSYSTEMS

SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company markets and sells its smart card reader technology for network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. These include our statements regarding (i) our expectations for revenue, gross margins and operating loss for the fourth quarter; (ii) our expectation that we will receive cash proceeds from sales of Pinnacle Systems' stock during the fourth quarter; (iii) our expectations that we will be able to grow revenues in the first and second quarters of 2004; (iv) our expectations that projects planned by our digital TV and PC security customers will go forward in 2004 as anticipated; (v) our expectations for revenue growth in 2004 based on these customer projects; and (vi) our belief that we will be able to address the needs of our customers with new products currently under development. Actual results could differ materially. Our financial results may not meet expectations. Our customers may not go forward with planned projects that we believe would create demand for our products, and these projects, if carried out, may not create demand for our products. We may not successfully execute against our market opportunities or the identified markets and market opportunities may grow or develop differently than anticipated. Other risks and uncertainties that could cause SCM's actual business and operating results to differ include, but are not limited to our ability to manage our business given the greater volatility in sales and net margins we experience as an OEM Security company; our ability to continue to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all and we may not participate fully in our target markets and competitors could take market share or create pricing pressure. For a discussion of further risks and uncertainties related to SCM's business, please refer to SCM's public company reports, including the Report on Form 10-Q for the quarter ended June 30, 2003, filed with the U.S. Securities and Exchange Commission.

                                       ###

ALL TRADE NAMES ARE TRADEMARKS OR REGISTERED TRADEMARKS OF THEIR RESPECTIVE HOLDERS.

                             -- FINANCIALS FOLLOW --

NOTE: This press release includes pro forma operating results that are not in accordance with GAAP. A reconciliation of the presentation of pro forma results to GAAP is provided in the following tables. As described in the tables, pro forma net earnings exclude charges related to the amortization of intangibles and restructuring, and infrequent charges. We believe pro forma results allow for SCM and our investors to better evaluate comparable operating results. Further, our pro forma results are a primary indicator our management uses to plan and forecast for future periods. These pro forma results are not intended as a substitute for information presented in accordance with GAAP. Furthermore, our pro forma information may not be comparable to pro forma information that other companies provide.

                                                                     Page 5 of 7
                             SCM MICROSYSTEMS, INC.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                            QUARTER ENDED              NINE MONTHS ENDED
                                                             SEPTEMBER 30,               SEPTEMBER 30,
                                                        ----------------------      ----------------------
                                                          2003          2002          2003          2002
                                                        --------      --------      --------      --------
Revenues                                                $ 15,860      $ 18,671      $ 53,913      $ 66,282
Cost of revenues                                           9,243        11,386        32,363        39,326
                                                        --------      --------      --------      --------
       Gross margin                                        6,617         7,285        21,550        26,956
                                                        --------      --------      --------      --------
Operating expenses:
    Research and development                               1,949         2,294         6,879         6,410
    Sales and marketing                                    2,748         2,769         8,571         7,472
    General and administrative                             3,082         2,343         8,975         8,005
    Amortization of intangible assets                        287           254           841           507
    Restructuring and infrequent charges (credit)           (647)        1,438         1,779         3,401
                                                        --------      --------      --------      --------
       Total operating expenses                            7,419         9,098        27,045        25,795
                                                        --------      --------      --------      --------
       Income (loss) from operations                        (802)       (1,813)       (5,495)        1,161
Gain (loss) from investments                                 365        (1,242)          (95)       (1,242)
Interest and other, net                                       75          (151)          520          (664)
                                                        --------      --------      --------      --------
       Loss from continuing operations before
         income taxes                                       (362)       (3,206)       (5,070)         (745)
Benefit (provision) for income taxes                       1,456        (3,055)        1,235        (2,886)
                                                        --------      --------      --------      --------
    Net income (loss) from continuing operations           1,094        (6,261)       (3,835)       (3,631)
    Loss from discontinued operations                     (4,074)      (13,490)      (13,214)      (15,721)
    Loss on sale of discontinued operations               (5,911)           --       (11,800)           --
                                                        --------      --------      --------      --------
       Net loss                                         $ (8,891)     $(19,751)     $(28,849)     $(19,352)
                                                        ========      ========      ========      ========
Income (loss) per share from continuing operations:
    Basic                                               $   0.07      $  (0.40)     $  (0.25)     $  (0.23)
    Diluted                                             $   0.07      $  (0.40)     $  (0.25)     $  (0.23)
Loss per share from discontinued operations:
    Basic and diluted                                   $  (0.66)     $  (0.86)     $  (1.63)     $  (1.01)
                                                        --------      --------      --------      --------
Net loss per share:
    Basic and diluted                                   $  (0.59)     $  (1.26)     $  (1.88)     $  (1.24)
                                                        --------      --------      --------      --------
Shares used in computing income (loss) per share:
    Basic                                                 15,169        15,629        15,334        15,588
    Diluted                                               15,476        15,629        15,334        15,588
                                                        ========      ========      ========      ========

PRO FORMA RESULTS:
Pro forma continuing operating income (loss)            $ (1,162)     $   (121)     $ (2,875)     $  5,069
Pro forma net income (loss)                             $ (2,676)     $ (3,327)     $ (4,165)     $  1,519
Diluted shares used in pro forma operating income
   (loss) per share                                       15,169        15,629        15,334        16,031
Pro forma net income (loss) per share                   $  (0.18)     $  (0.21)     $  (0.27)     $   0.09

SEE ATTACHED TABLES FOR RECONCILIATION OF PRO FORMA TO GAAP RESULTS.

                             SCM MICROSYSTEMS, INC.
                       RECONCILIATION OF PRO FORMA RESULTS
                      (in thousands, except per share data)

                                                           QUARTER ENDED             NINE MONTHS ENDED
                                                            SEPTEMBER 30,              SEPTEMBER 30,
                                                       ----------------------      ----------------------
                                                         2003           2002         2003          2002
                                                       --------      --------      --------      --------
RECONCILIATION OF PRO FORMA INCOME (LOSS) FROM
CONTINUING OPERATIONS
INCOME (LOSS) FROM CONTINUING OPERATIONS               $   (802)     $ (1,813)     $ (5,495)     $  1,161
Add back:
     Amortization of intangible assets                      287           254           841           507
     Restructuring and infrequent charges (credit)         (647)        1,438         1,779         3,401
                                                       --------      --------      --------      --------
PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS     $ (1,162)     $   (121)     $ (2,875)     $  5,069
                                                       ========      ========      ========      ========

RECONCILIATION OF PRO FORMA NET INCOME (LOSS)
NET INCOME (LOSS)                                      $ (8,891)     $(19,751)     $(28,849)     $(19,352)
Add back:
     Amortization of intangibles                            287           254           841           507
     Restructuring and infrequent charges (credit)         (647)        1,438         1,779         3,401
     Gain (loss) from investments                          (365)        1,242            95         1,242
     Reimbursement of investment                           (558)           --          (558)           --
     Income tax refund and interest                      (2,487)           --        (2,487)           --
     Discontinued operations                              9,985        13,490        25,014        15,721
                                                       --------      --------      --------      --------
PRO FORMA NET INCOME (LOSS)                            $ (2,676)     $ (3,327)     $ (4,165)     $  1,519
                                                       ========      ========      ========      ========
Diluted shares used in pro forma net income (loss)
     per share                                           15,169        15,629        15,334        16,031
        Pro forma net income (loss) per share          $  (0.18)     $  (0.21)     $  (0.27)     $   0.09
                                                       ========      ========      ========      ========

                             SCM MICROSYSTEMS, INC.
                           REVENUE BY PRODUCT SEGMENT
                                 (in thousands)

                             QUARTER ENDED          NINE MONTHS ENDED
                             SEPTEMBER 30,            SEPTEMBER 30,
                          -------------------     -------------------
                           2003         2002        2003        2002
                          -------     -------     -------     -------
Digital TV                $ 8,086     $ 5,074     $29,913     $35,083
PC Security                 5,075       9,203      16,490      23,442
Flash Media Interface       2,699       4,394       7,510       7,757
                          -------     -------     -------     -------
       Total              $15,860     $18,671     $53,913     $66,282
                          =======     =======     =======     =======

                             SCM MICROSYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                           SEPTEMBER 30,     DECEMBER 31,
                                                               2003             2002
                                                             --------         --------
                            ASSETS
Current assets:
       Cash, cash equivalents and short-term investments     $ 39,448         $ 55,517
       Accounts receivable, net                                11,258           31,254
       Inventories                                              7,706           39,114
       Consideration due from sale of assets                   21,550               --
       Other current assets                                     5,086            6,629
       Assets held for sale                                     1,204               --
                                                             --------         --------
         Total current assets                                  86,252          132,514
Property, equipment and other assets, net                      14,509           11,786
Intangibles, net                                                3,172            4,317
                                                             --------         --------
           Total assets                                      $103,933         $148,617
                                                             ========         ========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                      $  8,856         $ 21,470
       Accrued expenses and other current liabilities          24,236           27,047
                                                             --------         --------
         Total current liabilities                             33,092           48,517
Stockholders' equity                                           70,841          100,100
                                                             --------         --------
           Total liabilities and stockholders' equity        $103,933         $148,617
                                                             ========         ========